UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

Bluerock Enhanced Multifamily Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heron Tower, 70 East 55th Street, 9th Floor New York, NY 10022
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information in this report required by Item 1.01 is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

Pursuant to the terms of that certain Secured Promissory Note Modification Agreement dated March 30, 2012 (the “Modification Agreement”), BEMT Hillsboro Village, LLC, a wholly owned subsidiary of Bluerock Enhanced Multifamily Holdings, L.P., of which Bluerock Enhanced Multifamily Trust, Inc. (the “Company”) is the general partner, extended the maturity date of its $1.5 million affiliate loan (the “Affiliate Loan”) from Bluerock Special Opportunity + Income Fund II, LLC, an affiliate of the Company’s sponsor. The Affiliate Loan is related to the Company’s investment in the joint venture through which it acquired the 201-unit multifamily community known as the Gardens at Hillsboro Village. The maturity date of the Affiliate Loan was previously extended from March 31, 2011 to September 30, 2011 and again from September 30, 2011 to March 31, 2012. The Modification Agreement further extends the maturity date of the Affiliate Loan from March 31, 2012 to September 30, 2012. All other terms of the Affiliate Loan remain unchanged and as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

Dated: March 30, 2012	By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar (Principal Executive Officer)